UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: August 12, 2005


                        RECKSON ASSOCIATES REALTY CORP.
                                      and
                      RECKSON OPERATING PARTNERSHIP, L.P.
          (Exact name of each Registrant as specified in its Charter)


   Reckson Associates Realty Corp. - Maryland            Reckson Associates Realty Corp. -
 Reckson Operating Partnership, L.P. - Delaware                     11-3233650
(State or other jurisdiction of incorporation or       Reckson Operating Partnership, L.P. -
                 organization)                                      11-3233647

            225 Broadhollow Road                              (IRS Employer ID Number)
             Melville, New York                                         11747
 (Address of principal executive offices)                            (Zip Code)

                                    1-13762
                           (Commission File Number)

                                (631) 694-6900
             (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     Australian Offering and Formation of Joint Venture. Reckson Associates Realty Corp. ("Reckson") has announced the execution of an Underwriting Agreement relating to the offering in Australia of approximately A$263 million (approximately US$202 million) of units in a newly-formed Reckson-sponsored Australian listed property trust, Reckson New York Property Trust ("Reckson NYPT"), to be traded on the Australian Stock Exchange (ASX). The Australian offer document was lodged with the Australian Securities and Investments Commission (ASIC) on Monday, August 15, 2005. The transaction is expected to close and Reckson NYPT (ASX: RNY) is scheduled to begin trading on the ASX on September 26, 2005. Reckson NYPT will be managed by Reckson Australia Management Limited (RAML), an Australian licensed Responsible Entity which is wholly owned by Reckson Operating Partnership, L.P. Reckson NYPT will contribute the net proceeds of the offering in exchange for a 75% indirect interest in a newly-formed joint venture in the United States.

     Reckson also entered into a Contribution Agreement and a Sale Agreement pursuant to which, among other things, it will transfer 25 of its properties at a purchase price of approximately US$563 million and containing an aggregate of 3.4 million square feet to the joint venture in exchange for a 25% interest and approximately US$502 million in cash (inclusive of proceeds from mortgage debt). Reckson will arrange for approximately US$320 million of debt, including approximately US$248 million of fixed rate debt and approximately US$72 million of floating rate debt, that will encumber the properties transferred to the joint venture.

     Reckson will also grant the joint venture options to acquire ten additional properties containing an aggregate of approximately 1.2 million square feet over a two year period at a price based upon the fair market value at the time of transfer to the joint venture. Affiliates of Reckson will provide asset management, property management, leasing, construction and other services to the joint venture and affiliates of Reckson will be entitled to transaction fees and ongoing fees relating to the joint venture. Additional information concerning this transaction is contained in Reckson's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2005.

     The offering is being made outside of the United States. Nothing herein shall be construed as an offering of the units in Reckson NYPT. The Underwriting Agreement, Contribution Agreement and Sale Agreement are subject to conditions typical for transactions of this nature and, as a result, there can be no assurance that the transactions will be completed.

Item 9.01.  Financial Statements and Exhibits

      (c)   Exhibits

      10.1 Underwriting Agreement, dated as of August 12, 2005, by and among Reckson New York Property Trust, UBS AG, Australia Branch and Citigroup Global Markets Australia Pty Limited

      10.2 Contribution Agreement, dated as of August 12, 2005, by and among Reckson Operating Partnership, L.P. and certain of its subsidiaries, Reckson Australia Operating Company LLC and Reckson Australia LPT Corporation

      10.3 Sale Agreement, dated as of August 12, 2005, by and among Reckson Operating Partnership, L.P. and certain of its subsidiaries, Reckson Australia Operating Company LLC and Reckson Australia LPT Corporation




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


                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        RECKSON ASSOCIATES REALTY CORP.


                                        By: /s/ Jason M. Barnett
                                            ----------------------------------
                                             Jason M. Barnett
                                             Executive Vice President
                                             and General Counsel


                                        RECKSON OPERATING PARTNERSHIP, L.P.

                                        By:  Reckson Associates Realty Corp.,
                                                its General Partner


                                        By: /s/ Jason M. Barnett
                                            ----------------------------------
                                             Jason M. Barnett
                                             Executive Vice President
                                             and General Counsel


Date:  August 18, 2005




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